UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2006

BNCCORP, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26290	45-0402816
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main, Bismarck, North Dakota       58501

                (Address of principal executive offices)(Zip Code)

(701) 250-3040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

At the 2006 Annual Meeting of Stockholders of BNCCORP, Inc. (the “Company”) held on June 14, 2006, the Company’s stockholders approved the BNCCORP, Inc. 2006 Stock Incentive Plan (the “Plan”). The Plan provides officers, non-employee directors, key employees, consultants and advisors of the Company the opportunity to receive awards (“Incentives”), when designated as Plan participants. Incentives under the Plan may be granted in any one or a combination of (i) incentive stock options under Section 422 of the Internal Revenue Code, (ii) non-qualified stock options, (iii) restricted stock, (iv) restricted stock units, (v) stock appreciation rights, and (vi) other stock-based awards. The total number of shares of common stock which may be issued pursuant to Incentives under the Plan (subject to adjustments in the event of any recapitalization, reclassification, stock dividend, stock split and other similar events) is equal to 200,000 shares.

A more detailed description of the terms of the Plan can be found in the Company’s definitive proxy statement for its 2006 Annual Meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on May 1, 2006, in the section of the Proxy Statement entitled “Proposal to Approve BNCCORP, Inc.’s 2006 Stock Incentive Plan” and is incorporated by reference herein. The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the Plan.

Item 7.01. Regulation FD Disclosure.

On June 19, 2006, the Company issued a press release announcing the results of the 2006 Annual Meeting. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.
10.1

BNCCORP, Inc. 2006 Stock Incentive Plan (incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 1, 2006).

99.1	Press release issued by BNCCORP, Inc., dated June 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BNCCORP, INC.

By:	/s/ Timothy J. Franz
Timothy J. Franz
Chief Financial Officer

Date: June 20, 2006

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